UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
September 17, 2009

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 255-2600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Arrangement between the Company and Philip Kaplan.

As described in Item 5.02 below, Philip Kaplan was appointed as the Chief Operating Officer of Quality Systems, Inc. (the “Company”) on September 17, 2009.  In connection with Mr. Kaplan’s appointment, the Company and Mr. Kaplan have entered in to an at-will employment arrangement, which arrangement is described in an offer letter, a copy of which is attached to this report as Exhibit 10.1 (“Employment Arrangement”).  Under the terms of the Employment Arrangement, Mr. Kaplan will report to the Company’s Chief Executive Officer and Mr. Kaplan’s compensation will consist of the following components:

•	A base salary at an annualized rate of $400,000, payable in accordance with the Company’s normal payroll practices, and subject to all legally-required deductions.

•
An annual bonus opportunity of up to $240,000, subject to the terms and provisions of the Company’s 2010 Incentive Program, pro-rated for the number of months of his employment during the Company’s fiscal year ending March 31, 2010.

•
A grant of options to purchase 30,000 shares of the Company’s common stock on the first day of Mr. Kaplan’s employment, September 17, 2009, pursuant to the terms and provisions of the Company’s Amended and Restated 2005 Stock Option Plan.  The options pursuant to this grant will have an eight (8) year term, and will vest in equal, annual 20% installments over a five (5) year period beginning one (1) year following the date of grant.  In light of the immediate grant of options to purchase 30,000 shares of the Company’s common stock as set forth above, Mr. Kaplan shall not be eligible for further options under the equity bonus portion of the Company’s 2010 Incentive Program.

•	Group insurance coverage, together with all other employment benefits available to employees of the Company on the same terms as for other executive employees of the Company.

Further, under the terms of the Employment Arrangement, Mr. Kaplan is required to acquire prior to March 31, 2010 (to the extent possible subject to the Company’s insider trading policy and applicable securities laws) on the open market and hold throughout his tenure as Chief Operating Officer of the Company, a minimum of 2,000 shares of the Company’s common stock.

Amendments to 2010 Incentive Compensation Program.

On September 17, 2009, in connection with, and as a result of, the appointment of Philip Kaplan as Chief Operating Officer of the Company and following approval and recommendation by the Compensation Committee of the Board of Directors of the Company, the Company’s Board of Directors approved the following additions to the Company’s 2010 Incentive Compensation Program:

•
Potential Cash Bonus Criteria for Philip Kaplan:  Phillip Kaplan may earn, cash compensation of up to $240,000 based on meeting certain target increases in earnings per share (“EPS”) performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by the Board. Of the total $240,000 potential cash compensation, 40% is allocated to the EPS performance criteria, 40% is allocated to the revenue growth criteria and the remaining 20% is discretionary and is allocated in part to the business performance, structuring, growth, and operational requirements criteria as well as profitability of the revenue cycle management business.  This cash compensation bonus opportunity shall be pro-rated based on the portion of the fiscal year ending March 31, 2010 during which Mr. Kaplan is employed as the Chief Operating Officer of the Company.  For example, if Mr. Kaplan is employed as the Chief Operating Officer for four months during the Company’s fiscal year ending March 31, 2010, he shall be eligible for 4/12 of the $240,000 amount (i.e. $80,000).

Indemnification Agreement

As described below, Mr. Craig Barbarosh was appointed to serve on the Company’s Board of Directors on September 17, 2009 to fill the vacancy created by Mr. Kaplan’s resignation.  In connection therewith, Mr. Barbarosh and the Company entered into the Company’s standard form of Indemnification Agreement, a form of which is filed with the Securities and Exchange Commission as Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2005.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer.

On September 17, 2009, the Board of Directors of the  Company, upon recommendation of the Compensation Committee of the Board of Directors of the Company and review by the Audit Committee of the Board of Directors, appointed Philip Kaplan as the Chief Operating Officer of the Company, effective September 17, 2009.  Mr. Kaplan and the Company are party to an Indemnification Agreement, a form of which is filed with the Securities and Exchange Commission as Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2005.

Mr. Kaplan, age 42, is presently Chief Executive Officer of Deer Valley Ventures, LLC, a managed hosting and virtualization technology company.  Mr. Kaplan served as a director of the Company from June 27, 2008 until his resignation on September 17, 2009, in connection with his appointment as the Company’s Chief Operating Officer.  From February 2007 to June 2008, Mr. Kaplan served as Chief Strategy Officer of Internap Network Services Corporation (NASDAQ: INAP), which acquired VitalStream Holdings, Inc (NASDAQ: VSTH) in February 2007. Mr. Kaplan co-founded VitalStream in 2000 and served as its initial Chief Operating Officer until 2004 and as a member of its Board of Directors until its acquisition by Internap. In 2004, he was named President of VitalStream and held that position until the February 2007 acquisition. Previously, Mr. Kaplan co-founded AnaServe, Inc. in 1995, an early e-commerce web hosting company, which was acquired by Concentric Network Corp. in 1998. Mr. Kaplan attended the University of California, Davis, from which he received a Bachelor of Arts in Economics, with a minor in Russian language.

The disclosure in Item 1.01 regarding the Employment Arrangement between Mr. Kaplan and the Company and the amendments to the Company’s 2010 Incentive Compensation Program are incorporated herein by reference.

Resignation of Director

In connection with his appointment as the Company’s Chief Operating Officer, Mr. Kaplan resigned from his position as a member of the Company’s Board of Directors and from all the committees (Audit, Nominating and Transaction) of the Board of Directors on which he served.  On September 17, 2009, the Board of Directors of the Company appointed Russell Pflueger, a current member of the Board of Directors and a former member of the Audit Committee, as a member of the Audit Committee to fill the vacancy created by Mr. Kaplan’s resignation from the Audit Committee.

Appointment of Director

On September 17, 2009, the Board of Directors elected Craig Barbarosh to fill the vacancy on the Board created by Mr. Kaplan’s resignation from the Board of Directors, and appointed Mr. Barbarosh, upon his joining the Board, to the Board’s Nominating Committee and Transaction Committee to fill the vacancy created by Mr. Kaplan’s resignation from such committees.  The Board of Directors determined that Mr. Barbarosh was “independent” under the applicable rules of the Securities and Exchange Commission and the NASDAQ Marketplace. As a non-employee director, Mr. Barbarosh shall participate in the Company’s outside director compensation program.  As described in Item 1.01, above, Mr. Barbarosh and the Company entered into the Company’s standard Indemnification Agreement in connection with Mr. Barbarosh’s appointment to the Board of Directors.

Mr. Barbarosh, age 42, has been a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP since 1999.  Mr. Barbarosh is a nationally recognized restructuring expert and has served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board's Strategy Committee, as a co-leader of the firm's national Insolvency & Restructuring practice section and as the Managing Partner of the firm's Orange County office.  Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992 and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989.  In 2007, Mr. Barbarosh received a certificate from Harvard Business School for completing an executive education course on Private Equity and Venture Capital.

A copy of the news release announcing the appointment of Mr. Kaplan as Chief Operating Officer and Mr. Barbarosh as a director is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Offer Letter from Quality Systems, Inc. to Philip Kaplan dated September 17, 2009.

Exhibit 99.1	Press release dated September 21, 2009 of Quality Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009	QUALITY SYSTEMS, INC.

	By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Offer Letter from Quality Systems, Inc. to Philip Kaplan dated September 17, 2009.

99.1	Press release dated September 21, 2009 of Quality Systems, Inc.